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                                                                   EXHIBIT 99.1

NEWS RELEASE


For:      OROAMERICA

Contact:  Shiu Shao, Chief Financial Officer            FOR RELEASE IMMEDIATELY
          Ph: (818) 848-5555


                    OROAMERICA ANNOUNCES MERGER DISCUSSIONS


        BURBANK, CA, October 8, 1996 - OroAmerica, Inc. (NASDAQ NMS Symbol:
OROA), the nation's largest manufacturer and distributor of karat gold products, announced today that it has retained Koffler & Company of Los Angeles, California, to advise it concerning methods to enhance stockholder value.

        Guy Benhamou, Chairman and Chief Executive Officer of OroAmerica, stated that, as part of its services, Koffler & Company is assisting OroAmerica in discussions of a possible merger with Michael Anthony Jewelers, Inc. (ASE:MAJ), also a leading manufacturer of gold jewelry. Mr. Benhamou added that, although the discussions are in a preliminary stage, the companies have discussed merger consideration of $7.50 in a combination of cash and Michael Anthony Jewelers stock for each OroAmerica share.

        OroAmerica's product lines include more than 1,800 styles of gold chains, earrings, bracelets, rings and charms. The Company also markets a line of silver jewelry products. Founded in 1977, OroAmerica sells products to more than 900 customers through its retail and wholesale divisions and operates manufacturing and office facilities with over 67,000 square feet in Burbank, California.